Exhibit 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
05/22/2014	Investors:	Kathy Martin, 630-623-7833
	Media:	Heidi Barker, 630-623-3791

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL - Yesterday, McDonald's Board of Directors declared a quarterly cash dividend of $0.81 per share of common stock payable on June 16, 2014 to shareholders of record at the close of business on June 2, 2014.

Upcoming Communications

McDonald's Annual Shareholders' Meeting will be webcast live today at 8:00 a.m. (Central Time) on www.investor.mcdonalds.com. An archived replay and podcast of the meeting will be available for a limited time.
Don Thompson, President and Chief Executive Officer, and Pete Bensen, Senior Executive Vice President and Chief Financial Officer, will participate in the Sanford Bernstein Strategic Decisions conference at 9:00 a.m. (Eastern Time) on May 28, 2014. This presentation will be webcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.
The Company plans to release May 2014 sales information on June 9, 2014.

About McDonald's

McDonald's is the world's leading global foodservice retailer with over 35,000 locations serving approximately 70 million customers in over 100 countries each day. More than 80% of McDonald's restaurants worldwide are owned and operated by independent local business men and women.

Forward-Looking Statements

This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

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